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                                                                       EXHIBIT 5


                                November 4, 1997


Rural/Metro Corporation
8401 East Indian School Road
Scottsdale, Arizona 85251

     RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     As special legal counsel to Rural/Metro Corporation, a Delaware corporation (the "Company"), and the Selling Stockholders, as defined in the Registration Statement, as defined below, we have assisted in the preparation of the Company's Registration Statement on Form S-3 to be filed on or about November 4, 1997 with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the shares of common stock, par value $.01 per share, of the Company covered by the Registration Statement (the "Shares"). The facts, as we understand them, are set forth in the Registration Statement.

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Second Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on January 18, 1995;

     B.   The Bylaws of the Company, as amended through the date hereof;

     C.   The Registration Statement;

     D. The Resolutions of the Board of Directors of the Company dated May 14, 1933 relating to the organization of the Company; and

     E. The Opinion of Jekel & Howard, dated March 14, 1994, with respect to certain issues regarding the Company's wholly-owned subsidiary, Rural/Metro Corporation, an Arizona corporation.

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Rural/Metro Corporation
November 4, 1997
Page 2


     F. Plan and Agreement of Merger and Reorganization (the "Merger Plan"), dated May 27, 1993, by and among the Company, Rural/Metro Corporation, an Arizona corporation and R/M Acquisition, Inc., an Arizona corporation ("R/M");

     G. Resolutions of each of the Company, Rural/Metro and R/M, each dated May 14, 1993, approving the Merger Plan;

     H. Articles of Merger, signed by the Company, Rural/Metro and R/M, filed and approved by the Arizona Corporation Commission on May 27, 1993;

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that, when (a) the Registration Statement as then amended shall have been declared effective by the Commission, and (b) the Shares have been paid for and sold by the Company and the Selling Shareholders as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We have assumed, with respect to the Shares that are to be sold by the Selling Stockholders, (i) the payment by the Selling Stockholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for such Shares and (ii) the Shares have been duly issued, executed, and authenticated by the Company.

     Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                   Very truly yours,



                                   /s/ O'Connor, Cavanagh, Anderson,
                                   Killingsworth & Beshears, P.A.